LEASE TERMINATION AGREEMENT
This Lease Termination Agreement (this "Agreement") is entered into as of the 1st day of June, 2016 (the "Effective Date"), by and between ASLAN NEWCASTLE GREAT AMERICA OWNER, L.L.C., a Delaware limited liability company ("Landlord"), and AVIAT U.S., INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.Landlord (as successor-in-interest to Great America Office Investors TIC 1, LLC, a Delaware limited liability company) and Tenant (formerly known as Harris Stratex Networks Operating Corporation, a Delaware corporation) are parties to that certain Lease dated October 1, 2009 (the "Original Lease"), as amended by the First Amendment to Lease, dated October 15, 2009 (the "First Amendment"), the letter agreement, dated December 10, 2009 (the "Second Amendment"), the Third Amendment to Lease dated February 5, 2010 (the "Third Amendment"), the Fourth Amendment to Lease and Lease Commencement Addendum dated May 19, 2010 (the "Fourth Amendment"), the Fifth Amendment to Lease (undated) (the "Fifth Amendment"), and the Sixth Amendment to Lease dated August 30, 2013 (the "Sixth Amendment", which together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment shall be referred to herein as the "Lease"), pursuant to which Tenant leases the entirety of that certain two-story office building located at 5200 Great America Parkway, Santa Clara, California 95054 (the "Premises").
B.Tenant and Landlord desire to enter into this Agreement in order to terminate the Lease and to release one another from their respective obligations thereunder, except as otherwise provided herein.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.
1.Capitalized Terms. All terms defined in the Lease when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Agreement.
2.Termination of the Lease. Landlord and Tenant hereby agree that conditioned upon the performance by the parties of the provisions of this Agreement, the Lease shall terminate and be of no further force or effect as of the date (the "Termination Date") designated by Tenant upon thirty (30) days prior written notice to Landlord; provided that the Termination Date shall be no earlier than is four (4) months and no later than six (6) months following the Effective Date. In the event Tenant does not timely deliver notice designating the Termination Date, then the Termination Date shall be deemed to be the date that is six (6) months following the Effective Date.

3.Surrender of Premises. Tenant hereby agrees to vacate the Premises and surrender and deliver exclusive possession of the Premises to Landlord on or before the Termination Date in accordance with the provisions of the Lease. On or before the Termination Date, Tenant shall, at Tenant's sole cost and expense, remove or cause to be removed from the Premises any and all furniture and equipment, free-standing cabinet work, all telephone, computer, data and other cabling and wiring, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as well as any improvements and/or alterations required to be removed by Tenant under the terms of the Lease upon the expiration or earlier termination of the Lease, and deliver the Premises to Landlord in a broom-clean condition. Tenant shall immediately repair at its own expense all damage to the Premises and the Building resulting from any such removal. If Tenant fails to complete such removal and/or repair any damage caused by such removal, Landlord may (but shall not be obligated to) do so and may charge the reasonable and actual cost thereof to Tenant.
4.Termination Fee. In consideration for Landlord's execution of this Agreement, Tenant shall deliver to Landlord fourteen (14) monthly payments (the "Termination Fee") of One Hundred Thirty-Five Thousand Nine Hundred Ninety-Nine and 85/100 Dollars ($135,999.85) each, due and payable on the first day of each calendar month from the Termination Date (the "Termination Fee Payment Period"). If, at any time during the Termination Fee Payment Period, Tenant fails to pay the required portion of the Termination Fee hereunder within ten (10) business days of the due date (a "Default"), and Tenant fails to cure such Default within five (5) business days after it receives written notice of such Default from Landlord (provided that Landlord shall have the right to immediately demand such sums and any arrears thereof, without providing prior notice or an opportunity to cure if (A) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (B) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (C) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code), then the Termination Fee Payment Period shall immediately terminate, and Tenant shall immediately become obligated to pay the entire Termination Fee in full.
5.Release of Liability. Except as otherwise provided in Sections 4, 6, 7 and 8 hereof, and conditioned on the performance by the parties of the provisions of this Agreement:
5.1    Landlord and Tenant shall, as of the Termination Date, be fully and unconditionally released and discharged from their respective obligations arising or accruing after the Termination Date from or connected with the provisions of the Lease, specifically excluding, without limitation, the rights and obligations set forth in the last two paragraphs of Paragraph 4.3 of the Lease, and Landlord's obligation to refund any overpayment of Operating Expenses, and Tenant's obligation to pay any underpayment of Operating Expenses; and
5.2.    this Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties arising or accruing under the Lease after the Termination Date.
Each of the parties expressly waives the provisions of California Civil Code Section 1542, which provides:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."
Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.
6.Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease; (b) no other person, firm or entity has any right, title or interest in the Lease; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 6 shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.
7.Continuing Liability. Notwithstanding the termination of the Lease and the release of liability provided for herein, Tenant shall remain liable, with respect to the period of its tenancy prior to the Termination Date, for the performance of all of its obligations under the Lease (including, without limitation, Tenant's payment of reconciliation of Operating Expenses) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. In the event that Tenant retains possession of the Premises or any part thereof after the Termination Date, then the provisions of Article 26 of the Original Lease shall apply (and the rent payable under the Lease during any such period of holding over shall be determined in accordance with Article 26 and shall be exclusive of the rent deferment set forth in Section 4 above). In such event, the Termination Fee Payment Period shall commence on the first day of the calendar month following the date Tenant vacates the Premises.
8.Return of Security Deposit. Provided that Tenant is in compliance with the terms of this Agreement and the Lease, Landlord shall return fifty percent (50%) of Tenant's security deposit to Tenant on the Termination Date and the remaining fifty percent (50%) within thirty (30) days following Tenant's payment of the last installment of the Termination Fee.

9.Disposition of Personal Property. In the event that Tenant does not remove its personal property, equipment and signage ("Personal Property") from the Premises prior to the Termination Date, Tenant acknowledges that Landlord shall be entitled, but shall not be obligated, to dispose of said Personal Property in any manner it deems fit, and charge the cost of such disposal to Tenant. Tenant hereby waives any rights it may have to notice under California Civil Code sections 1980 et seq. with respect to such Personal Property.
10.Renovations. As of the date hereof, Landlord shall have the right to enter the Premises from time to time to renovate, improve, alter, or modify the portions of the Premises that are not then occupied by Tenant for the conduct of its business (collectively, the "Renovations"). Landlord shall use commercially reasonable efforts to minimize disruption to Tenant's business in connection with such Renovations, including performing demolition work outside of normal business hours. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions, except for property damage or personal injury to the extent resulting from Landlord's negligence or willful misconduct.
11.Governing Law. This Agreement shall be governed and construed under the laws of the State of California.
12.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.
13.Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.
14.Time of the Essence. Time is of the essence of this Agreement and the provisions contained herein.
15.Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.
16.Voluntary Agreement. The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

"LANDLORD": ASLAN NEWCASTLE GREAT AMERICA OWNER, L.L.C., a Delaware limited liability company
By: /s/ Timothy E. McChesney Name:Timothy E. McChesney Title:Managing Director

"TENANT": AVIAT U.S., INC., a Delaware corporation
By: /s/ Ralph Marimon Name: Ralph Marimon Title:CFO